Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	Sean Wallace
+1(202)295-4299	+1(202)295-4202
jajohnson@cogentco.com	investor.relations@cogentco.com

Date Change for Cogent Communications Earnings Release

WASHINGTON, D.C. April 28, 2021 – Cogent Communications Holdings, Inc. (“Cogent”) (NASDAQ: CCOI) today announced that its press release disclosing Cogent’s operating results for the first quarter of 2021 will be issued at 5:20 p.m. (ET) on April 28, 2021.

The date and time for the conference call to present Cogent’s operating results for the first quarter of 2021 and answer questions, is unchanged and will still take place at 8:30 a.m. (ET) on April 29, 2021.

Participation on the conference call is open to all parties and the call may be accessed as follows:

Dial-in Numbers:	1-800-668-4132 for U.S. callers 1-224-357-2196 for international callers We recommend callers dial in 15 minutes prior to the start of the call to ensure you are connected.

Internet:	An audio webcast is accessible under “Events” in the “News” section of Cogent’s website at www.cogentco.com/events and will remain available through May 19, 2021. A printed transcript will be posted on the website when it becomes available.

Telephone Replay:	Thursday, April 29, 2021 at 12:00 p.m. (ET) and continuing through 12:00 p.m. (ET) on Thursday, May 6, 2021.
To listen to the replay, please dial 1-404-537-3406, Access code 3771788

About Cogent

Cogent (NASDAQ: CCOI) is a facilities-based provider of low cost, high speed Internet access and private network services to bandwidth intensive businesses. Cogent’s facilities-based, all-optical IP network provides services in 210 markets across 48 countries.

Cogent is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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Information in this release may involve expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Cogent Communications Holdings, Inc. as of the date of the release, and we assume no obligation to update any such forward-looking statement. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cogent’s registration statements filed with the Securities and Exchange Commission and in its other reports filed from time to time with the SEC.

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